                            STOCK PURCHASE AGREEMENT
                            ------------------------


     This Stock Purchase Agreement ("Agreement") is made and entered into as of February 1, 1996, by and among Charles W. Robertson, Stanley F. Pielak and Wade Miller, being all of the shareholders (collectively, "Sellers") of Arkgalv, Inc., d/b/a Arkansas Galvanizing, an Arkansas corporation (the "Company"), and Aztec Manufacturing Co., a Texas corporation ("Purchaser").

                                R E C I T A L S:
                                - - - - - - - -

     Reference is made to the following:

     A. The Company is engaged in the business of galvanizing under the name of Arkansas Galvanizing, Inc. (the "Business"). The Company's issued and outstanding capital stock consists of 750 shares of common stock, $1.00 par value (the "Company Stock") of which all 750 shares are owned by the Sellers.

     B.   Purchaser is engaged, in part, in the business of galvanizing.

     C. Subject to the terms and conditions hereinafter set forth, the Sellers desire to sell and Purchaser desires to purchase the Business by purchasing all the Company Stock from Sellers.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                        ARTICLE I -- PURCHASE AND SALE

     1.1  Agreement to Sell.  At the Closing (as defined in Section 2.1 hereof),
          -----------------
Sellers shall sell, convey, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, free and clear of all liens, security interests, pledges, encumbrances, restrictions upon transfer, and adverse claims and demands of any kind, character, or description whatever, and Purchaser shall purchase from Sellers, the Company Stock.

     1.2  The Purchase Price.
          ------------------

          1.2.1    Purchase Price.  The Purchase Price to be paid by Purchaser
                   --------------
     to Sellers shall be an amount equal to:

                   (a)  $4,000,000.00;

                   (b) plus one-half (1/2) the amount, if any, by which the Company's Net Book Value at the close of business on January 31, 1996 (the "Transfer Date") determined from the 1996 Balance Sheet (as defined in Section 1.2.4), exceeds the Company's Net Book Value at the close of business on October 31, 1995, determined from the Adjusted 1995 Balance Sheet (as defined in Section 1.2.3 hereof);

                   (c) less the amount, if any, by which the Company's Net Book Value as of the Transfer Date, determined from the 1996 Balance Sheet, decreases from the Company's Net Book Value at close of business on October 31, 1995, determined from the Adjusted 1995 Balance Sheet; and

                   (d) less the amount equal to the Company's outstanding accounts receivable aged greater than 180 days as of the Transfer Date.

                   (e) plus an amount, not to exceed $100,00.00, equal to the principal and interest due and owing by the Sellers on the note receivable to the Company as of January 31, 1996, less an amount equal to the principal and interest due and owing by the Company on the loan between the Company and the Arkansas Development Finance Authority, as of the Closing Date.

     Calculation of the Purchase Price is illustrated by the Purchase Price Adjustment Schedule included as part of the attached Disclosure Statement. The Purchase Price to be paid pursuant to this Agreement is separate and apart from any amounts to be paid pursuant to the agreements to be executed pursuant to Section 6.1.7.

          1.2.2    Net Book Value.  For purposes of this Agreement, the
                   --------------
     "Company's Net Book Value" means the amount determined by subtracting the total liabilities of the Company from the total assets of the Company, as reflected on the balance sheet of the Company from which such determination is being made.

          1.2.3    Adjustments to 1995 Balance Sheet.  Sellers have previously
                   ---------------------------------
     provided Purchaser with a copy of the unaudited balance sheet of the Company dated as of October 31, 1995 ("1995 Balance Sheet"). Sellers shall use their best efforts to deliver to Purchaser by February 15, 1996, true and complete copies of the Company's balance sheet dated October 31, 1995, and the related statements of income, cash flow and changes in shareholder equity for the period then ended, certified by the Company's auditors as having been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved except where otherwise noted in the financial statements.

          The 1995 Balance Sheet will be adjusted as follows:

          (i) to conform to the audited balance sheet dated as of October 31, 1995;

          (ii) to reflect the Company's transfer to Sellers of two vehicles described in the Disclosure Statement ("Vehicles") by reducing the Company's Net Book Value by the aggregate net cost basis of the Vehicles as of the Transfer Date, provided, such reduction will not exceed $50,000.00;

     Solely for the purpose of calculating the Purchase Price and not for the purpose of any representation or warranty contained herein, the 1995 Balance Sheet will not be adjusted pursuant to Section 1.2.3(i) to reflect the accrual of deferred taxes. The adjustments to the 1995 Balance Sheet are illustrated by the Purchase Price Adjustment Schedule included as part of the attached Disclosure Statement. As adjusted, the 1995 Balance Sheet will be referred to herein as the "Adjusted 1995 Balance Sheet."

          1.2.4  1996  Balance Sheet  Within ten (10) days after the Transfer
                 -------------------
     Date, Sellers shall deliver to Purchaser a true and correct copy of an unaudited balance sheet of the Company dated as of January 31, 1996 prepared in accordance with generally accepted accounting principles on the accrual method. Thereafter, Purchaser will cause its auditors to perform a review of this balance sheet. The reviewed balance sheet dated as of January 31, 1996, will be referred to herein as the "1996 Balance Sheet." Solely for the purpose of calculating the Purchase Price and not for the purpose of any representation or warranty contained herein, the 1996 Balance Sheet will be adjusted to remove any accrual made for deferred taxes. In addition, solely for the purpose of calculating the Purchase Price, the assets on the 1996 Balance Sheet will be increased to reflect the amount of the finished goods inventory valued at invoice and the fair market value of the dross and ash located at the Company at the Transfer Date.

          1.2.5    Payment of Purchase Price.  On the Closing Date, Purchaser
                   -------------------------
     shall pay (i) to Sellers, on account of the Purchase Price, the amount determined in accordance with Section 1.2.1, less an amount equal to ten percent (10%) of the Guaranteed Accounts Receivable as defined in Section 8.2, and less the additional sum of $52,500.00 (collectively, the "Seller Closing Payment") by wire transfer of immediately available funds to such account as Sellers shall designate, and (ii) to the Escrow Agent under the Escrow Agreements substantially in the form attached hereto as Exhibit "A" (the "Escrow Agreement"), on account of the Purchase Price, the sum of $52,500.00, plus an amount equal to ten percent (10%) of the Guaranteed Accounts Receivable (the "Escrow Closing Payment").

          1.2.6    Stock Ownership and Purchase Price Allocation.  The total
                   ---------------------------------------------
     number of shares of Company Stock owned by each Seller and the percentage of the total amount of the Purchase Price to be paid to each such Seller, subject to the adjustments set forth in Section 1.2.1, is as follows:


     Number of                                  Percentage of
     Seller                       Shares owned  Purchase Price
     ---------------------------  ------------  ---------------

     Charles W. Robertson             250           33.33%
     Stanley F. Pielak                250           33.33%
     Wade Miller                      250           33.33%


     ARTICLE II -- CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS,
                     CHANGE IN NAME AND FURTHER ASSURANCES

     2.1  Closing.  The closing (the "Closing") of the sale and purchase of the
          -------
Company Stock shall take place at a mutually agreeable time on or before February 29, 1996, or on such other date as may be mutually agreed upon in writing by Purchaser and Sellers at the offices of Shannon, Gracey, Ratliff & Miller, L.L.P., 500 Throckmorton, Suite 1600, Bank One Tower, Fort Worth, Texas 76102. The date of the Closing is sometimes herein referred to as the "Closing Date."

     2.2  Items to be Delivered at Closing.  At the Closing and subject to the
          --------------------------------
terms and conditions herein contained:

          (a) Sellers shall deliver to Purchaser all instruments and documents necessary to carry out the terms and provisions of the Agreement including, but not limited to, the following:

               (i) the certificate or certificates evidencing the Company Shares being sold by Sellers to Purchaser, duly endorsed in blank or accompanied by a stock power or powers executed in blank, with all signatures guaranteed by a domestic commercial bank or trust company satisfactory to Purchaser and with all necessary transfer tax and revenue stamps, acquired at Seller's expense, affixed and canceled;

               (ii) the closing certificate described in Section 6.1.3;

               (iii) certificates from appropriate state officials, dated not earlier than ten (10) days prior to the Closing Date, reflecting that the Company is in existence and good standing under the laws of the jurisdiction of its incorporation and qualified to do business and in good standing under the laws of any other jurisdiction in which the nature of its business or the ownership of its property makes qualification necessary;

               (iv) the written resignation, effective the Closing Date, of all of the officers and directors of the Company;

               (v) documentation reflecting that all Taxes, as defined in
          Section 3.1.6, that are due and owing as of the Closing Date have been paid;

               (vi) the executed shareholder agreements described in Section 6.1.7;

               (vii) a Title Policy issued through the Title Company by an insurer satisfactory to Purchaser, in an amount equal to the appraised value of the Real Property, insuring the Company's title to the Real Property subject only to the Permitted Exceptions (defined in Section 5.3).

and simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Company.

          (b) Purchaser shall, in accordance with Section 1.2.5, deliver to (i) Sellers, the Seller Closing Payment, (ii) to the Escrow Agent, the Escrow Closing Payment, and (iii) the titles to the Vehicles, free and clear of all liens and encumbrances.

     2.3 Stock Transfer.  Sellers shall cause a duly authorized representative
         --------------
of the Company to be present at the Closing with all necessary records and documents so that the Company Stock purchased by Purchaser may be immediately transferred to and reissued in the name of Purchaser.

     2.4 Further Assurances.  Sellers shall from time to time at Purchaser's
         ------------------
request execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably deem necessary or desirable to effectuate the transaction contemplated hereby.


                 ARTICLE III -- REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Sellers.  Sellers hereby represent
         -----------------------------------------
and warrant to Purchaser that, except as set forth on a Disclosure Schedule attached hereto, each of which exceptions will specifically identify the relevant subsection hereof to which it relates and will be deemed to be representations and warranties as if made hereunder, that all of the statements contained in this Section 3.1 and all of its subsections are in all respects true and correct, and complete as of the Takeover Date, and Sellers agree that all of the statements contained in this Section 3.1 and all of its subsections will be true, correct, and complete as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

          3.1.1    Corporate Existence.  The Company is a corporation duly
                   -------------------
     organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified, all of which jurisdictions are listed on the Disclosure Schedule.

          3.1.2    Authorization; Enforceable Obligations.  This Agreement and
                   --------------------------------------
     the other agreements, documents and instruments required to be delivered by Sellers in accordance with the provisions hereof (the "Seller's Documents") are legal, valid and binding obligations of each Seller.

          3.1.3    Validity of Contemplated Transactions, Etc.  The execution,
                   -------------------------------------------
     delivery and performance of this Agreement by each Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which the Company or any Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company or any Seller, (c) the charter documents of the Company or any securities issued by the Company, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (hereinafter defined in Section 3.1.10), or other instrument, document or understanding, oral or written, to which the Company or any Seller is a party, by which the Company or any Seller may have rights or by which any of the assets of the Company may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company or any Seller thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by any Seller.

          3.1.4    Financial Statements.  The 1995 Balance Sheet and related
                   --------------------
     notes have been prepared in accordance with accounting principles consistently applied throughout the period involved. The Adjusted 1995 Balance Sheet and the 1996 Balance Sheet and related notes will be prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved. The 1995 Balance Sheet does, and the Adjusted 1995 Balance Sheet and the 1996 Balance Sheet will, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at the date indicated. The related statements of income, cash flow and changes in shareholders' equity to the 1995 Balance Sheet do, and the Adjusted 1995 Balance Sheet and the 1996 Balance Sheet will, fairly present the results of operations, cash flow and changes in shareholders equity of the Company for the period indicated. Sellers have also delivered to Purchaser true and complete copies of the accounts receivable ledgers reflecting all current and past accounts receivable of the Company and a true and complete list of all prospective customers of the Company.

          3.1.5    Inventory.  All inventory of the Company used in the conduct
                   ---------
      of the Business, including without limitation raw materials, work-in process and finished goods, reflected on the 1995 Balance Sheet or acquired since the date thereof was acquired and has been maintained in the ordinary course of business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the business; and is not subject to any write-down or write-off.

          3.1.6    Tax and Other Returns and Reports.  All federal, state,
                   ---------------------------------
      local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Company for Taxes for the periods, property or events covered thereby. All Taxes heretofore or hereafter claimed to be due by any taxing authority from the Company, have been properly accrued or paid. The accruals for Taxes contained in the Adjusted 1995 Balance Sheet and the 1996 Balance Sheet are adequate to cover the tax liabilities of the Company with respect to the Business as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. the Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company. Within ten (10) days after the execution of this Agreement, Sellers shall provide Purchaser with true and correct copies of the Company's Tax Returns, as filed with the appropriate governmental agencies, for the years 1993, 1994 and 1995, as well as all reports and documents relating to prior tax audits of the Company by the Internal Revenue Service.

          3.1.7A   Existing Condition.  Since October 31, 1995, the Company with
                   ------------------
     respect to the Business has not:

                   (a) sold, encumbered, assigned or transferred any assets or properties, except for the sale of inventory in the ordinary course of business consistent with past practice and the transfer of the Vehicles to Sellers as provided in Section 1.2.3;

                   (b) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens (hereinafter defined in Section 3.1.8);

                   (c) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

                   (d) declared or made, or agreed to declare or make, any dividend payments or distribution of its assets of any kind to Shareholders (except as provided in Section 1.2.3);

                   (e) except in accordance with normal and usual practice, increased the rate of compensation payable to any of its employees;

                   (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting the Business, operations, assets, properties or prospects or (ii) of any item or items carried on the Company's books of account individually or in the aggregate at more than $1,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                   (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise); and

                   (h) incurred or allowed a release or spill of any Hazardous Substances, as hereafter defined, on any property owned by the Company; nor is any release of a Hazardous Substance threatened on, at, from, or near any property owned or operated by the Company. Hazardous Substances means, without limitation, any explosives, asbestos, petroleum and petroleum products, zinc and any other hazardous materials and hazardous wastes.

          3.1.7B   Existing Condition.  Since January 31, 1996, the Company with
                   ------------------
     respect to the Business has not:

                   (a) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of its present or former officers; and

                   (b) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $1,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets.

          3.1.8    Title to Properties.  The Company has good, valid and
                   -------------------
     marketable title to all of its properties and assets, real, personal and mixed, which its purports to own, including without limitation all properties and assets reflected in the 1995 Balance Sheet (except for inventory sold since the date thereof in the ordinary course of business consistent with past practice and the Vehicles transferred pursuant to
     Section 1.2.3) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (i) liens for current real or personal property taxes not yet due and payable, (ii) liens disclosed in the Disclosure Schedule in response to this Section, and (iii) liens that are immaterial in character, amount, and extent, and which do not detract from the value or interfere with the present or proposed use of the properties they affect ("Permitted Liens").

          3.1.9    Condition of Tangible Assets.  No person other than the
                   ----------------------------
     Company owns any equipment or other tangible assets or properties situated on the premises of the Company or necessary to the operation of the business of the Company, except for leased items disclosed in the Disclosure Schedule and for items of immaterial value.

          3.1.10   Compliance with Law; Authorizations.  To the best of Sellers'
                   -----------------------------------
     knowledge, the Company owns, holds, possesses or lawfully uses in the operation of its business all licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as or previously conducted or for the ownership and use of the assets owned or used by the Company in the conduct of the business of the Company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all regulations. All Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of Authorizations will be adversely affected by consummation of the transactions contemplated hereby.

          3.1.11   Litigation.  No litigation, including any arbitration,
                   ----------
     investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or threatened against the Company or which relates to the Business or the transactions contemplated by this Agreement, nor does the Company or any Seller know of any reasonable likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the Company, its assets or the transactions contemplated hereby.

          3.1.12   Contracts and Commitments.  The Company is not a party to any
                   -------------------------
     written or oral:

                   (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

                   (b) agreement, contract or commitment to sell or supply products ("Goods Contracts") or to perform services ("Services Contracts") in connection with the Business involving in any one case $1,000 or more;

                   (c) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business, other than those reflected on the 1995 Balance Sheet;

                   (d) commitment or agreement for any capital expenditure or leasehold improvement in excess of $1,000 relating to the Business;

                   (e) agreement, contract or commitment limiting or restraining the Company from engaging or competing in any manner or in any business, nor, to any Seller's knowledge, is any employee of the Company engaged in the conduct of the Business subject to any such agreement, contract or commitment; and

                   (f) material agreement, contract or commitment relating to the Business not made in the ordinary course of business.

          Except as disclosed on the Disclosure Schedule, each Goods Contract and each Service Contract is attached to the Disclosure Schedule.

          3.1.13   Additional Information.  The Disclosure Schedule contains
                   ----------------------
     accurate lists and summary descriptions of:

                   (a) all real property and interests in real property leased by the Company in the conduct of the Business, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

                   (b) the names and titles of and current annual base salary or hourly rates for all employees of the Company engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for, the vacation and severance benefits to which, each such person is entitled; and

                   (c) a complete and accurate copy of all contracts by which the Company leases employees used in the operation of its Business, together with a statement of the full amount and nature of any remuneration paid to or on behalf of such leased employees pursuant to such contract.

          3.1.14   Employee Benefit Plans and Arrangements.  The Disclosure
                   ---------------------------------------
     Schedule contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Company. Each plan providing benefits which are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in the Disclosure Schedule.

          3.1.15   Intellectual Property Matters.  The Company in the conduct of
                   -----------------------------
     the Business did not and does not utilize, or infringe upon, any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how except for those listed on the Disclosure Schedule (the "Intellectual Property"). All the Intellectual Property listed on the Disclosure Schedule is owned by the Company free and clear of any liens, claims or charges or encumbrances. The Disclosure Schedule lists all confidentiality or non-disclosure agreements to which the Company or any of the Company's employees engaged in the Business is a party which relates to the Business.

          3.1.16   Environmental Matters.
                   ---------------------

                   (a) Except as set forth in the Disclosure Schedule, the Company has obtained all permits, licenses, approvals, consents, registrations and other authorizations which are required in connection with the conduct of the Business under federal, state, local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and any other rules (collectively, the "Environmental Regulations") relating to pollution or protection of the environment, including those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes;

                   (b) To the best of Sellers' knowledge and, except as set forth in the Disclosure Schedule, the Company is in full compliance in the conduct of the Business with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

                   (c) Except as set forth in the Disclosure Schedule, Sellers are not aware of, and Company and Sellers have not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance of continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste;

                   (d) Except as set forth in the Disclosure Schedule, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against the Company in connection with the conduct of the Business relating in any way to those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder; and

                   (e) Sellers agree to cooperate with Purchaser in connection with Purchaser's application for the transfer, renewal or issuance of any permits, licenses, approvals or other authorizations or to satisfy any regulatory require ments involving the Business.

          3.1.17   Real Property.
                   -------------

                   (a) Real Property Defined.  All real property (including,
                       ---------------------
          without limitation, all interests in and rights to real property) and improvements located thereon which are owned or leased by the Company and used in connection with the Business are listed on the Disclosure
          Schedule in response to this Section 3.1.17 (collectively, the "Real Property");

                   (b) Title to Owned Real Property.  With respect to the Real
                       ----------------------------
          Property that is owned by the Company, title to such Real Property is, and at Closing shall be, good and marketable, fee simple absolute, free and clear of all liens, adverse claims and other matters affecting the Company's title to or possession of such Real Property, excepting only such easements, restrictions and covenants presently of record which will not, in Purchaser's sole judgment, interfere with or impair Purchaser's intended use of any of the Real Property, reduce the value of any of the Real Property, or prevent Purchaser from obtaining financing of Purchaser's acquisition of the Real Property, which easements, restrictions and covenants are listed on the Disclosure Schedule in a manner so that the Real Property to which they relate is readily identifiable;

                   (c) Utility Services.  The water, electric, gas and sewer
                       ----------------
          utility services and the septic tank and storm drainage facilities currently available to the Real Property are adequate for the present use of the Real Property by the Company in conducting the Business, are being supplied to the Company by utility companies or municipalities pursuant to valid and enforceable contracts, and there is no condition which will result in the termination of the present access from the Real Property to such utility services and other facilities;

                   (d) Access.  the Company has obtained all Authorizations and
                       ------
          rights-of-way, including proof-of-dedication, which are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. There are no restrictions on entrance to or exit from the Real Property to adjacent public streets and no conditions which will result in the termination of the present access from the Real Property to existing highways and roads;

                   (e) Eminent Domain.  the Company and Sellers have received
                       --------------
          no notices, oral or written, and have no reason to believe, that any governmental body having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property; and

                   (f) Executory Contracts.  The Disclosure Schedule includes
                       -------------------
          a description of all executory contracts made by or on behalf of the Company, or by which the Company is bound, with respect to the Real Property ("Executory Contracts") including, without limitation, operation, management, maintenance, utility, and construction contracts. Within ten (10) days of the Takeover Date, Sellers shall deliver to the Purchaser a true and complete copy of each of the Executory Contracts.

          3.1.18   Conditions Affecting the Company.  To the best of Sellers'
                   --------------------------------
     knowledge, there is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, vendors, suppliers, operations, assets or prospects of the Business which are known to the Sellers which would materially adversely affect the business, operations or prospects of the Company considered as a whole, other than such conditions as may affect as a whole the economy generally. The

     Company has used its best efforts to keep available for Purchaser the services of the employees, customers and suppliers of the Company active in the conduct of the Business. The Company does not have any reason to believe that any loss of any customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

          3.1.19   Company Shares Owned by Sellers.  Sellers are the owners of
                   -------------------------------
     record of the number of the Company Shares set forth next to his name in
     Section 1.2.6, and each Seller has good and marketable title to those the Company Shares and the absolute right to sell, assign, and transfer the Company Shares to Purchaser, free and clear of all liens, security interests, pledges, encumbrances, restrictions on transfers, taxes and adverse claims and demands of any kind, character, or description whatever. Except for this Agreement, neither Seller nor the Company is a party to any option, warrant, purchase right, or any other contract or commitment under which the Company or any Seller could be required to sell, transfer or otherwise dispose of any capital stock of the Company, including the Company Stock.

     3.2  Representations and Warranties of Purchaser.  Purchaser represents and
          -------------------------------------------
warrants to Sellers as follows:

          3.2.1    Corporate Existence.  Purchaser is a corporation duly
                   -------------------
     organized, validly existing and in good standing under the laws of the State of its incorporation.

          3.2.2    Corporate Power and Authorization.  Purchaser has the
                   ---------------------------------
     corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

          3.2.3    Validity of Contemplated Transactions, Etc.  The execution,
                   -------------------------------------------
     delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents or By-laws of, or any securities issued by, Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Purchaser.

     3.3  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Agreement, except for the representation and warranty made in Section 3.1.6, will survive the Closing for a period of two years from Closing Date, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is formally determined or settled. Any claim, except a claim made pursuant to a breach of the representation and warranty made in Section 3.1.6, not made within such two-year period with respect to any breach of such representation, warranty or agreement shall be waived. The representation and warranty made in Section 3.1.6 will survive the Closing for a period of three years from the filing date of any Tax Return filed by the Company with the appropriate authority prior to Closing


                   ARTICLE IV -- AGREEMENTS PENDING CLOSING

     4.1  Agreements of Sellers Pending the Closing.  Sellers covenant and agree
          -----------------------------------------
that pending the Closing and except as otherwise agreed to in writing by
Purchaser:

          4.1.1    Business in the Ordinary Course.  The Business shall be
                   -------------------------------
     conducted solely in the ordinary course consistent with past practice. Sellers shall use their best efforts to cause the Business to be conducted in such a manner that on the Closing Date the representations and warranties of Sellers contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date.

          4.1.2    Maintenance of Physical Assets.  Sellers shall cause the
                   ------------------------------
     Company to continue to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice.

          4.1.3    Employees and Business Relations.  Sellers shall use their
                   --------------------------------
     best efforts to keep available the services of the present employees and agents of the Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business.

          4.1.4    Maintenance of Insurance.  Sellers shall notify Purchaser of
                   ------------------------
     any changes in the terms of the insurance policies maintained by the Company.

          4.1.5    Compliance with Laws, Etc.  Sellers shall cause the Company
                   --------------------------
     to comply with all laws, ordinances, rules, regulations and orders applicable to the Business, or the Company's operations, assets or properties in respect thereof, the noncompliance with which might materially affect the Business.

          4.1.6    Update Schedules.  Sellers shall promptly disclose to
                   ----------------
     Purchaser any information contained in their representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Sellers or the schedules hereto for the purposes of Article VI hereof, unless Purchaser shall have consented thereto in writing.

          4.1.7    Sale of Assets; Negotiations.  Sellers and the Company shall
                   ----------------------------
     not, directly or indirectly, sell or encumber all or any part of the assets of the Company, other than in the ordinary course of the Business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

          4.1.8    Access.  Sellers shall give to Purchaser's officers,
                   ------
     employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Business and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of the Business, as Purchaser shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's business operations.

          4.1.9    Press Releases.  Except as required by applicable law,
                   --------------
     neither the Company nor any of the Sellers shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Purchaser, which approval shall not be unreasonably withheld.


     4.2 Agreements of Purchaser Pending the Closing.  Purchaser covenants and
         -------------------------------------------
agrees that pending the Closing and except as otherwise agreed to in writing by
Sellers:

          4.2.1    Actions of Purchaser.  Purchaser will not knowingly take any
                   --------------------
     action which would result in a breach of any of its representations and warranties hereunder. Furthermore, Purchaser shall cooperate with the Company and Sellers and use its best efforts to cause all of the conditions to the obligations of Purchaser and Sellers under this Agreement to be satisfied on or prior to the Closing Date.

          4.2.2    Confidentiality.  Unless and until the Closing has been
                   ---------------
     consummated, Purchaser will hold, and shall cause their counsel, independent certified public accountants and appraisers to hold in confidence any confidential data or information made available to Purchaser in connection with this Agreement with respect to the Business using the same standard of care to protect such confidential data or information as is used to protect Purchaser's confidential information. If the transactions contemplated by this Agreement are not consummated, Purchaser agrees that it shall return or cause to be returned to the Sellers all written materials and all copies thereof that were supplied to Purchaser by the Sellers and that contain any such confidential data or information.

          4.2.3    Press Releases.  Except as required by applicable law,
                   --------------
     Purchaser shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by the Sellers, which approval shall not be unreasonably withheld.


              ARTICLE V -- TITLE, SURVEY AND ENVIRONMENTAL REPORT

     5.1  Title Commitment; Exception Documents.  After the Takeover Date,
          -------------------------------------
Sellers, at Sellers' cost and expense, not in excess of $2,000.00, shall cause to be prepared a current Commitment for Title Insurance (the "Title Commitment") from a title company acceptable to Sellers and Purchaser ("Title Company"), setting forth the status of the title of the Real Property and showing all liens, claims, encumbrances, rights-of-way, encroachments, reservations, restrictions and any other matters affecting the Real Property. Purchaser, at Purchaser's sole cost and expense, shall provide Sellers with an appraisal on the Real Property as soon as such appraisal is complete.

     5.2  Survey.  After the Transfer Date, Sellers shall provide Purchaser with
          ------
a copy of any Survey (herein so called) of the Real Property Sellers possess. Purchaser shall have the option to obtain a new Survey, at Purchaser's sole cost and expense. The Survey shall be a new or recertified survey prepared by a registered surveyor (the "Surveyor") acceptable to Purchaser and the Title Company; it shall be currently dated; it shall show the location on the Real Property of all improvements, fences, easements (identified by recording information), roads, and rights-of-way; and shall contain a legal description of the boundaries of the Real Property by metes and bounds or other appropriate legal description. The Surveyor shall certify to Purchaser and to the Title Company that the Survey was made on the ground of the Real Property; that the Survey is correct; that there are no visible discrepancies, conflicts, encroachments, overlapping of improvements, flood plain or flood hazard areas, fences, easements, road, or rights-of-way except as shown on the Survey; and that the Survey is a true, correct and accurate representation of the Real Property and the improvements.

     5.3  Review of Title Commitment and Survey; Sellers' Obligation to Cure.
          ------------------------------------------------------------------
If the Title Commitment or Survey fails to show marketable fee simple title to the Real Property to be in the Company, free and clear of all encumbrances except liens to be released and discharged on or before Closing and ad valorem taxes not yet due and payable ("Permitted Exceptions"), then Purchaser shall give to Sellers written notice thereof, specifying Purchaser's objections ("Objections"), if any. If Purchaser gives such notice to Sellers, Sellers shall use their best efforts, not involving any expense to Sellers, to cure such Objections.

     5.4  Environmental Study.  At any time after the Takeover Date, Purchaser,
          -------------------
at Purchaser's sole cost and expense, may cause an environmental study ("Environmental Study") of the Real Property to be prepared by an environmental engineering firm selected by Purchaser ("Consultants"). This Environmental Study shall show that the Real Property and all operations thereon comply with all applicable federal, state or local environmental laws and with any and all court orders and administrative orders regarding the environmental condition of the Real Property. The Environmental Study may be performed at any time or times, except that entry upon the Real Property shall be on reasonable notice, and under reasonable conditions established by Sellers which do not impede the performance of the Environmental Study. The Consultants are hereby authorized to enter upon the Real Property for such purposes and to perform such testing and take such samples as may be necessary to conduct the Environmental Study in the reasonable opinion of the Consultants. Sellers shall cooperate with the Consultants and supply to the Consultants such historical and operational information as may be reasonably requested by the Consultants.


               ARTICLE VI -- CONDITIONS PRECEDENT TO THE CLOSING

     6.1  Conditions Precedent to Purchaser's Obligations.  All obligations of
          -----------------------------------------------
Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

          6.1.1    Representations and Warranties True as of the Closing Date.
                   ----------------------------------------------------------
     The representations and warranties of Sellers contained in this Agreement or in any schedule, certificate or document delivered by the Sellers to Purchaser pursuant to the provisions hereof will have been true on the date hereof and will be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

          6.1.2    Compliance with this Agreement.  Sellers shall have performed
                   ------------------------------
     and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

          6.1.3    Closing Certificate.  Purchaser will have received a
                   -------------------
     certificate from Sellers dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 6.1.1 and 6.1.2 hereof have been fulfilled and certifying that the Sellers have obtained all consents and approvals required by Section 6.1.6 hereof.

          6.1.4    No Threatened or Pending Litigation.  On the Closing Date, no
                   -----------------------------------
     suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          6.1.5    Consents and Approvals.  Except for consents required by the
                   ----------------------
     terms of the contracts, commitments or agreements listed in Schedule 6.1.6 hereto, the holders of any indebtedness of the Company, the lessors or lessees of any real or personal property or assets leased by the Company, the parties (other than the Company) to any contract, commitment or agreement to which the Company is a party or subject, any governmental or regulatory official, body or authority and any governmental, judicial or regulatory official, body or authority having jurisdiction over Sellers, Company or Purchaser to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

          6.1.6    Material Adverse Changes.  The business, operations, assets,
                   ------------------------
     properties or prospects of the Business will not have been and will not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

          6.1.7    Seller Agreements.  The Sellers shall have executed and
                   -----------------
     delivered to Purchaser, simultaneous with the execution of this Agreement, an agreement substantially in the form of Exhibit "B" hereto. Each of the Sellers shall have executed and delivered to Purchaser an agreement substantially in the form of Exhibit "C" hereto.

          6.1.8    Environmental and Title Matters.  The Environmental Study
                   -------------------------------
     shows the Real Property and all operations thereon comply with all applicable Environmental Regulations. Sellers cure or Purchaser waives or is deemed to waive each of Purchaser's Objections made in accordance with
     Section 5.3.

          6.1.9    Insurance.  Sellers shall deliver evidence to Purchaser that
                   ---------
     the Company, at the time of Closing, has adequate liability insurance coverage, and has had such coverage for a period of three (3) years prior to the Closing Date. The determination as to whether the insurance is, and has been, adequate will be determined solely by Purchaser.

          6.1.10   Approval of this Agreement.  The approval of the transaction
                   --------------------------
     contemplated herein by (i) Purchaser's Board of Directors, (ii) Marine Midland Business Loans, Inc., and (iii) the approval for the consummation of the transaction contemplated herein by the Arkansas Development Finance Authority prior to Closing.

     6.2  Conditions Precedent to the Obligations of Sellers.  All obligations
          --------------------------------------------------
of the Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

          6.2.1    Representations and Warranties True as of the Closing Date.
                   ----------------------------------------------------------
     The representations and warranties of Purchaser contained in this Agreement or in any schedule, certificate or document delivered by Purchaser to Sellers pursuant to the provisions hereof will have been true on the date hereof and will be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

          6.2.2    Compliance with this Agreement.  Purchaser shall have
                   ------------------------------
     performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          6.2.3    Closing Certificates.  Sellers will have received a
                   --------------------
     certificate from Purchaser dated the Closing Date certifying in such detail as Sellers may reasonably request the conditions specified in Sections
     6.2.1 and 6.2.2 hereof have been fulfilled.

          6.2.4    No Threatened or Pending Litigation.  On the Closing Date, no
                   -----------------------------------
     suit, action or other proceeding or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          6.2.5    Consents Obtained.  The Company shall have received, if
                   -----------------
     necessary, written consent from the Arkansas Development Finance Authority and the holders of the Arkansas Development Finance Authority Industrial Revenue Bonds for the transaction contemplated hereby.


                        ARTICLE VII -- INDEMNIFICATION

     7.1  General Indemnification Obligation of Sellers.  From and after the
          ---------------------------------------------
Closing, each of Sellers, jointly and severally, shall reimburse, indemnify and hold harmless Purchaser and its successors and assigns (an "Indemnified Purchaser Party") against and in respect of:

                   (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of any Seller under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

                   (b) any and all actions, suits, claims, proceeding, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.1.

     Purchaser is not relying upon any representation or warranty by Sellers, except those specifically set forth in this Agreement; and Sellers will not be liable to Purchaser, by way of indemnity or otherwise, for the breach of any representation or warranty, except those specifically set forth herein.

     7.2  Other Rights and Remedies Not Affected.  The indemnification rights of
          --------------------------------------
Purchaser under this Article VII are independent of and in addition to such rights and remedies as such party may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of Sellers, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.


                     ARTICLE VIII -- POST CLOSING MATTERS

     8.1  Use of Name.  From and after the Closing Date, Sellers will not use
          -----------
the name "Arkansas Galvanizing, Inc." or any names similar thereto or variants thereof.

     8.2  Guarantee of Accounts Receivable.  Each Seller hereby guarantees the
          --------------------------------
collectibility of the Company's accounts receivable which are outstanding and aged less than 180 days as of the Takeover Date ("Guaranteed Accounts Receivable"). To the extent that any of the Guaranteed Accounts Receivable are not collected within 180 days of the invoice date, such account receivable will be deemed uncollectible and Seller shall promptly pay to Purchaser the full amount of the account receivable deemed uncollectible less the amount, if any, payable to Purchaser pursuant to Section 8.4. Upon receipt of such payment from Sellers, Purchaser shall assign to Sellers the right to collect the accounts receivable deemed uncollectible.

     8.3  Escrow for Taxes.  To the extent that any liability relating to Taxes
          ----------------
for the tax years 1993, 1994, or 1995 is incurred by the Company, such liability shall promptly be paid by the Escrow Agent out of that portion of the Escrow Closing Payment made by Purchaser pursuant to Section 1.2.4, being $52,500.00 ("Escrow Tax Payment"). Any amount payable on account of Taxes which exceeds the Escrow Tax Payment shall be the sole responsibility of Sellers. If, at the end of three (3) years from the filing date of the Company's 1993 Federal Income Tax Return, no disbursement has been requested by Purchaser from the Escrow Tax Payment, the Escrow Agent shall release to Sellers $17,500.00 of the Escrow Tax Payment in accordance with instructions contained in the Escrow Agreement. If, at the end of three (3) years from the filing date of the Company's 1994 Federal Income Tax Return, no disbursement has been requested by Purchaser from the Escrow Tax Payment, the Escrow Agent shall release to Sellers $17,500.00 of the Escrow Tax Payment in accordance with instructions contained in the Escrow Agreement. If, at the end of three (3) years from the filing date of the Company's 1995 Federal Income Tax Return, no disbursement has been requested by Purchaser from the Escrow Tax Payment, any funds remaining in the Escrow Account which are attributable to the Escrow Tax Payment, together with any interest thereon, shall be delivered by the Escrow Agent to Sellers in accordance with instructions contained in the Escrow Agreement. If any disbursement is made or requested by Purchaser for all or a portion of the Escrow Tax Payment, the Escrow Agent shall not release any of the Escrow Tax Payment to Sellers until all disbursements requested by Purchaser have been made, any claim to such funds by the Purchaser has been resolved, or three (3) years from the filing date of the Company's 1995 Federal Income Tax Return has passed, whichever is later.

     8.4  Escrow Account.  Any amount payable to Purchaser pursuant to Section
          --------------
8.2 will, to the extent of available funds, be paid first by the Escrow Agent out of that portion of the Escrow Closing Payment made by Purchaser pursuant to
Section 1.2.4 and representing ten percent (10%) of the Guaranteed Accounts Receivable. Any amount payable to Purchaser which exceeds that portion of the Escrow Closing Payment shall be the sole responsibility of Sellers. If, at the end of 180 days after the Closing Date, funds remain in the escrow account which are attributable to that portion of the Escrow Closing Payment representing ten percent (10%) of the Guaranteed Accounts Receivable, then the Escrow Agent shall deliver such funds (together with any interest thereon) to Sellers in accordance with instructions contained in the Escrow Agreement. If the Guaranteed Accounts Receivables are collected by Purchaser within the allotted 180 days, Escrow Agent shall deliver all the funds in the Escrow Account attributable to that portion of the Escrow Closing Payment representing ten percent (10%) of the Guaranteed Accounts Receivable (together with any interest thereon) to Sellers.

     8.5  Utility Guaranty.  The Company agrees that it will take all reasonable
          ----------------
action to cause Charles W. Robertson to be released and discharged from his personal guaranty of the utility bills of the Company.



                          ARTICLE IX -- MISCELLANEOUS

     9.1  Joint Management and Control of the Company.  The parties agree and
          -------------------------------------------
stipulate that the effective control and direction of the Company's operations will transfer to Purchaser on the date of execution of this Agreement ("the Takeover Date") subject to the terms and conditions of this Agreement. Unless this Agreement is terminated in accordance with Section 9.2, from and after the Takeover Date and until Closing (i) representatives of Purchaser will attend and participate in management meetings of the Company; and (ii) all checks drawn or fund transfers made by the Company will required the signature of L.C. Martin, Dana Perry or Fred Wright.

     9.2  Termination.  (a)  Anything herein or elsewhere to the contrary
          -----------
notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

               (i)      by mutual consent of Sellers and Purchaser;

               (ii) by Purchaser, (A) at any time if the representations and warranties of Sellers contained in Section 3.1 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to Sellers given at any time prior to Closing if all of the conditions precedent set forth in Section 6.1 hereof have not been met;

               (iii) by Sellers, (A) at any time if the representations and warranties of Purchaser contained in Section 3.2 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to Purchaser given at any time prior to Closing if all of the conditions precedent set forth in Section 6.2 hereof have not been met; or

               (iv) automatically, if the transaction contemplated herein is not completed on or prior to March 31, 1996.

          (b) In the event of the termination and abandonment hereof pursuant to the provisions of this Section 9.2, this Agreement (except for Section
     4.2.2 which shall continue) will become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

     9.3  Brokers' and Finders' Fees.
          --------------------------

          (a) Sellers each represent and warrant to Purchaser that all negotiations relative to this Agreement have been carried on by Sellers directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Sellers agree to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealings, arrangements or agreements with any such person; and

          (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Sellers, and each of them, against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by any of them as a result of Purchaser's dealings, arrangements or agreements with or any such person.

     9.4  Sales, Transfer and Documentary Taxes, Etc.  Sellers shall pay all
          -------------------------------------------
federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Company Stock in accordance herewith whether imposed by law on Sellers or Purchaser, and Sellers shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

     9.5  Expenses.  Except as otherwise provided in this Agreement, each Seller
          --------
and Purchaser shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     9.6  Contents of Agreement; Parties in Interest; Etc.  This Agreement sets
          ------------------------------------------------
forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

     9.7  Assignment and Binding Effect.  This Agreement may not be assigned by
          -----------------------------
any party hereto without the prior written consent of the other parties, except Purchaser may assign its rights and obligations hereunder to a wholly-owned subsidiary created for the purpose of consummating this transaction. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Sellers and Purchaser.

     9.8  Waiver.  Any term or provision of this Agreement may be waived at any
          ------
time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     9.9  Notices.  Any notice, request, demand, waiver, consent, approval or
          -------
other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by a telegram or by registered or certified mail, postage prepaid, as follows:

          If to Purchaser, to:         Aztec Manufacturing Co.
                                       400 North Tarrant
                                       P. O. Box 668
                                       Crowley, Texas 76036
                Attention:             Mr. L. C. Martin

          With a required copy to:     Shannon, Gracey, Ratliff & Miller, L.L.P.
                                       1600 Bank One Tower
                                       500 Throckmorton Street
                                       Fort Worth, Texas 76102-3899
                Attention:             Robert C. Donohoo, Esq.

          If to Sellers, to:           Charles W. Robertson
                                       P.O. Box 630008
                                       Nacogdoches, Texas 75963-0008
                Attention:             Charles W. Robertson, Stanley F.
                                       Pielak and Wade Miller

          With a required copy to:     Adams, Belanger, Atherton & O'Keefe, P.C.
                                       P.O. Box 631248
                                       Nacogdoches, Texas 75963
                Attention:             Thomas L. Belanger

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

     9.10 TEXAS LAW TO GOVERN.  THIS AGREEMENT SHALL BE GOVERNED BY AND
          -------------------
INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     9.11 No Benefit to Others.  The representations, warranties, covenants
          --------------------
and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, any Indemnified Purchaser Party, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     9.12 Headings, Gender and "Person".  Section headings contained in this
          -----------------------------
Agreement are for convenience of reference only, do not form any part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     9.13 Schedules and Exhibits.  All Exhibits and Schedules referred to
          ----------------------
herein are intended to be and hereby are specifically made a part of this Agreement.

     9.14 Severability.  Any provision of this Agreement which is invalid or
          ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or un-enforceability without invalidity or rendering unenforceable the remaining provisions hereof, and any such invalidity or un-enforceability in any jurisdiction shall not be invalidate or render unenforceable such provision in any other jurisdiction.

     9.15 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereto to produce or account for any of the other counterparts.

     9.16 Joinder of Spouses.  Each respective spouse of a Seller joins in
          ------------------
this Agreement to evidence her consent to the sale of the Company Stock pursuant to the Agreement and acknowledges that her interest in the Company Stock, to whatever extent, if any, is subject to this Agreement. Such spouse hereby appoints her husband as her agent and attorney-in-fact to act on her behalf and for her in regard to transferring the Company Stock to the extent of her interest, if any, therein at and upon Closing. The foregoing appointment is irrevocable, coupled with an interest and will survive death or incapacity. Notwithstanding anything in this Agreement to the contrary, each spouse's liability, if any, under this Agreement will be limited to an action to compel specific performance.

     9.17 Merger.  Purchaser and Sellers hereby agree that the Purchaser may, at
          ------
Purchaser's option, acquire the Company Stock as contemplated herein by means of a "reverse triangular merger" in which a wholly-owned subsidiary of the Purchaser shall merger into the Company, with the Company being the surviving company. Sellers agree to execute and deliver any documents and take any action reasonably necessary, but at no cost to Sellers, to consummate the merger as contemplated in this Section 9.17. The merger shall not effect the Sellers right to receive the Purchase Price, as calculated herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Takeover Date.



ATTEST:                                   PURCHASER:

                                          AZTEC MANUFACTURING CO.


By:                                       By:
   -------------------------                 -------------------------
Its:                                      Its:
    ------------------------                  ------------------------

SELLERS:


----------------------------
Charles W. Robertson


----------------------------
Spouse


----------------------------
Stanley F. Pielak


----------------------------
Spouse


----------------------------
Wade Miller


----------------------------
Spouse



puragmt.845

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